Exhibit 16.1

May 2, 2008

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Homeland Security Capital Corporation pertaining to our firm included under Item 4.01 of Form 8-K dated May 1, 2008 and agree with such statements as they pertain to our firm.

Sincerely,

/s/ HJ & Associates, LLC

HJ & Associates, LLC